                                                                      EXHIBIT 22

                                Subsidiaries of
                                DEB SHOPS, INC.
                          A Pennsylvania corporation(1)

Deb Shops, Inc.,                        Deb of Kentucky, Inc.,                  Deb of Rhode Island, Inc.,
a New Jersey corporation                a Kentucky corporation                  a Rhode Island corporation

Joy Shops, Inc.,                        Deb Shops of Louisiana, Inc.,           Deb of South Carolina, Inc.,
a Pennsylvania corporation              a Louisiana corporation                 South Carolina corporation

Joy Shops, Inc.,                        Deb of Maine, Inc.,                     Deb of South Dakota, Inc.,
a Delaware corporation                  a Maine corporation                     a South Dakota corporation

D.B. Interest, Inc.,                    Deb Shops of Maryland, Inc.,            Deb of Tennessee, Inc.,
a Delaware corporation                  a Maryland corporation                  a Tennessee corporation

D.B. Know, Inc.,                        Deb of Massachusetts Inc.,              Deb of Texas, Inc.,
a Delaware corporation                  a Massachusetts corporation             a Texas corporation

D.B. Royalty, Inc.,                     Deb of Michigan, Inc.,                  Deb of Utah, Inc.,
a Delaware corporation                  a Michigan corporation                  a Utah corporation

Deb Shops of Alabama, Inc.,             Deb Shops of Minnesota, Inc.,           Deb of Virginia, Inc.,
an Alabama corporation                  a Minnesota corporation                 a Virginia corporation

Deb of Arkansas, Inc.,                  Deb Shops of Missouri, Inc.,            Deb of Washington, Inc.,
an Arkansas corporation                 a Missouri corporation                  a Washington corporation

Deb of California, Inc.,                Deb of Nebraska, Inc.,                  Deb of West Virginia, Inc.,
a California corporation                a Nebraska corporation                  a West Virginia corporation

Deb of Colorado, Inc.,                  Deb of New Hampshire, Inc.,             Deb of Wisconsin, Inc.,
a Colorado corporation                  a New Hampshire corporation             a Wisconsin corporation

Deb of Connecticut, Inc.,               Deb of New Mexico, Inc.,                Tops 'N Bottoms of New York, Inc.
a Connecticut corporation               a New Mexico corporation                a New York corporation

Deb of Delaware, Inc.,                  Deb of New Jersey, Inc.,
a Delaware corporation                  a New Jersey corporation

Deb Fashions of Florida, Inc.,          Deb of New York, Inc.,
a Florida corporation                   a New York corporation

Deb Shops of Georgia, Inc.,             Deb Shops of North Carolina, Inc.,
a Georgia corporation                   a North Carolina corporation

Deb Shops of Idaho, Inc.,               Deb of North Dakota, Inc.,
an Idaho corporation                    a North Dakota corporation

Deb of Illinois, Inc.,                  Deb Shops of Ohio, Inc.,
an Illinois corporation                 an Ohio corporation

Deb of Indiana, Inc.,                   Deb of Oklahoma, Inc.,
an Indiana corporation                  an Oklahoma corporation

Deb Shops of Iowa, Inc.,                Deb of Oregon, Inc.,
an Iowa corporation                     an Oregon corporation

Deb of Kansas, Inc.,                    Deb of Pennsylvania, Inc.,
a Kansas corporation                    a Pennsylvania corporation


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(1) All subsidiaries are owned 100% by Deb Shops, Inc., except D.B. Royalty,
    Inc. which is owned 100% by Joy Shops, Inc., a Delaware corporation.